Exhibit 99.1

Execution Copy

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”), dated as of December 30, 2008, is by and between Material Advisors LLC (“Manager”) and Atlas Mining Co. (the “Company”).

WHEREAS, the Company desires to receive financial and management consulting services from the Manager; and

WHEREAS, the Manager desires to provide financial and management consulting services to the Company and the compensation arrangements set forth in this Agreement are designed to compensate the Manager for such services.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements hereinafter set forth, the Manager and the Company agree as follows:

1. Definitions.  The terms “Cause”, “Change in Control of the Company”, “Change in Control of the Manager,” “Disabled” and “Good Reason” are defined in Appendix A hereto.

2. Term of Agreement.  The term of this Agreement  shall commence on January 1, 2009 (the “Effective Date”) and will expire, unless earlier terminated by either the Manager or the Company in accordance with Section 9 below, on December 31, 2010, provided that the term of this Agreement shall be automatically extended for successive one-year periods, subject to earlier terminated by either the Manager or the Company in accordance with Section 9 below, unless either party gives written notice of non-renewal to the other at least 90 days prior to the expiration of the initial term or any such successive one-year period, as applicable (the “Term”).

3. Management Services and Personnel.  The Company hereby engages the Manager, and the Manager hereby agrees to provide services to the Company, all on the terms and subject to the conditions set forth herein.  During the Term, the Manager will perform for the Company such services as are customarily provided by senior management of a public company, including the services of the Chief Executive Officer (the “Services”); provided, that unless otherwise agreed to by the Manager and the Company, the Services will not include the performance of services customarily provided by a Chief Financial Officer.  The Manager will provide qualified individuals (the “Management Personnel”) to perform the Services, including Andre Zeitoun (“Zeitoun”) who will serve as the Company’s Chief Executive Officer and will be appointed as a member of the Company’s board of directors (the “Board”).  As Chief Executive Officer of the Company, Zeitoun shall have such duties and responsibilities, commensurate with such position, as are assigned by the Board from time to time and shall report to the Board.  Initially, Zeitoun, Chris Carney (“Carney”) and Eric Basroon (“Basroon”) will serve as the Management Personnel.  If Carney’s or Basroon’s service relationship with the Manager terminates during the Term, the Manager shall present a qualified candidate to replace such person for approval by the Company, which approval shall not be unreasonably withheld.  If a replacement candidate is not approved by the Company, the Manager shall continue to present qualified replacement candidates to the

Company for approval until such time as a replacement is so approved.  The Manager will be solely responsible for all compensation and benefits to be paid or provided to the Management Personnel and the Management Personnel shall not be entitled to any direct compensation or benefits from the Company (including, in the case of Zeitoun, for service on the Board).  The Services will include the Manager’s consulting with the Board and the Company’s management on business and financial matters, including without limitation, matters related to (a) new business development, creating and implementing the Company’s business plan and overseeing and supervising the Company’s operations, (b) the preparation of operating budgets and business plans, (c) the Company’s corporate and financial structure, (d) the formulation of long-term business strategies, (e) recruiting senior management, (f) financing, (g) transactions with third-parties, including mergers and acquisitions, (h) evaluating potential sale or exit opportunities, structuring and negotiating a sale of the Company, or leveraged recapitalization, (i) resolving investigations and litigations involving the Company with regard to facts and circumstances arising from and after the Effective Date, and (j) any other management services incidental to the forgoing or any other management or advisory services  reasonably requested by the Board from time to time and to which the Manager agrees.  Upon request of the Board, during the Term, the Manager shall cause Zeitoun to serve as an officer and/or director of the Company’s subsidiaries or affiliates (without compensation).

4. Management Fee.  The Company will pay the Manager a fee of $1,000,000 per year, paid in advance in equal monthly installments of $83,333.34 (“Management Fee”).  To the extent the Company determines it to be necessary to comply with Securities and Exchange Commission (“SEC”) disclosure or other legal requirements, the Manager shall promptly provide the Company with a true and correct schedule of the compensation furnished by the Manager to Zeitoun for the services he performs on behalf of the Company.

5. Equity Awards.  On the Effective Date, and immediately before Zeitoun becomes an officer or director of the Company, the Company will grant the Manager a non-qualified stock option (the “$0.70 Option”).  Upon the consummation of a transaction which results in (A) the Company ceasing to be an SEC reporting company or having less than 300 shareholders of record and (B) David A. Taft, IBS Capital LLC, The IBS Turnaround Fund, L.P., The IBS Turnaround Fund (QP), The IBS Opportunity Fund (BVI), Ltd., or any of their affiliates or related entities own in the aggregate more than 50% of the outstanding equity capital of the Company immediately following the transaction (a “Going Private Transaction”) during the Term, (i) without further action by the Company or the Manager (or a transferee) the $0.70 Option shall automatically be cancelled without payment of any consideration to the Manager (or transferee), and (ii) the Company (or its successor) will grant the Manager a non-qualified stock option (the “Going Private Option”, and together with the $0.70 Option, the “Options”)) accompanied by a tandem stock appreciation right (the “SAR”); provided that, during the 30 day period prior to the consummation of a Going Private Transaction, in lieu of the cancellation and grants contemplated by item (ii) above, the Manager may elect to have the $0.70 Option, to the extent outstanding immediately prior to the consummation of the Going Private Transaction, assumed and continued by the Company following the Going Private Transaction and adjusted in a manner consistent with requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) (the “Assumed Option”), in which case the Assumed Option shall also be accompanied by a tandem SAR consistent with the terms specified herein.  The Company will provide the

Manager with notice of its intent to enter into a Going Private Transaction at least 30 days prior to the date of such transaction and, during the 30 day period preceding such transaction, the Manager may exercise the $0.70 Option in full effective as of the date of the Going Private Transaction (in which case no Going Private Option shall be granted and the Option shall not be assumed and continued), any such exercise to be contingent on the consummation of the Going Private Transaction.  The Options and the SAR will be transferable to any affiliate of the Manager or to any of Zeitoun’s family members.  The $0.70 Option will provide the Manager with the right to purchase 10% of the shares of the Company’s outstanding common stock (the “Common Stock”), subject to the terms and conditions specified herein, on a fully diluted basis as determined on the Effective Date (after giving effect to the transactions contemplated by Section 8).  The Going Private Option will provide the Manager with the right to purchase the same percentage of the Company’s (or its successor’s) outstanding shares of common stock (after giving effect to the Going Private Transaction), on a fully diluted basis, that were subject to the $0.70 Option immediately prior to its cancellation, subject to the terms and conditions specified herein.  Except as set forth herein, the Options shall have identical terms and conditions.  The SAR shall entitle the Manager to receive, at the Manager’s election, either shares of Common Stock or cash equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share under the SAR, as discussed below; provided, that in no event shall the amount of such excess deliverable to the Manager in cash exceed the amount of tax withholdings due (determined at the statutory minimum rate) with respect to the exercise of the SAR.  The number of shares of Common Stock subject to, and the exercise or base price of, the Options and SAR shall be subject to equitable adjustment to reflect stock splits, reverse stock splits, stock dividends, mergers, consolidations and other similar capital adjustments as determined by the Board in good faith.

(a) Exercise/Base Prices.  The exercise price per share under the $0.70 Option will be $0.70.  The exercise price per share under the Going Private Option and the base price per share under the SAR will be the fair market value per share to be paid in the Going Private Transaction to shareholders who are not investing in the going private vehicle.

(b) Terms.  The term of the Options and SAR will be 10 years from the Effective Date, subject to earlier termination as provided herein.

(c) Vesting.

(1) During its term, the $0.70 Option will vest and become exercisable in 36 equal monthly installments commencing on the first day of the first month immediately following the Effective Date.  Notwithstanding the foregoing:

(i)  the portion of the option that would have otherwise vested through the end of the then current Term will immediately vest and become exercisable upon the date of the occurrence of any of the following events:  (1) termination by the Company without Cause; (2) termination by the Manager for Good Reason; or (3) notice of non-renewal by the Company; and

(ii)  100% of the $0.70 Option will immediately vest and become exercisable upon the date of the occurrence of a Change in Control of the Company.
(2)           During their terms, 100% the Going Private Option and the SAR will be fully vested and exercisable.

(d) Exercise of Options.  To the extent that the Options have become vested and exercisable for any reason, the Options may be exercised by the Manager, in whole or in part, at any time or from time to time prior to the expiration of their terms, provided that (i) the Options shall immediately terminate (whether or not then vested) upon the Company’s termination of the Manager for Cause, and (ii) upon the termination of the Manager for any reason other than termination by the Company for Cause, the Options shall terminate on the fifth anniversary of the termination date of the Manager (or, if earlier, upon expiration of their term).  To the extent the $.0.70 Option has not become vested and exercisable for any reason upon termination of the Manager, the $.0.70 Option shall immediately terminate.  The Manager may exercise the applicable Option by delivering to the Company (i) a written notice of exercise specifying the number of shares of Common Stock with respect to which the Option is being exercised and (ii) payment in full of an amount equal to the exercise price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised, the payment of which may be satisfied by (A) a cash payment, which may be paid by check or other instrument acceptable to the Company; (B) the Manager delivering to the Company shares of Common Stock which are already owned by the Manager (free and clear of any liens or encumbrances) valued at the fair market value of the exercise price on the date of exercise; (C) solely to the extent permitted by law, cashless exercise whereby the Manager delivers irrevocable instructions to a broker-dealer selected by Manager to sell or margin a sufficient portion of the Common Stock with respect to which the Option is being exercised and the broker-dealer delivers the sale or margin loan proceeds directly to the Company to pay for the exercise price; or (E) such other method approved or made available to another optionee by the Company. In addition to the foregoing, the Manager may satisfy the payment of up to 25% of the exercise price for the Going Private Option through a partial recourse note (the “Exercise Note”).  The Exercise Note will have a 5-year term and provide for interest at the applicable federal rate and will be secured by the shares purchased with the loan proceeds.

(e) Reduction in Shares.  To the extent that the Manager exercises the Going Private Option or the Assumed Option, the shares of Common Stock subject to the SAR shall be reduced by a number of shares equal to the shares as to which such Option is exercised.  To the extent that the Manager exercises the SAR, the shares of Common Stock subject to the Going Private Option or the Assumed Option shall all be reduced by a number of shares equal to the shares as to which the SAR is exercised.

(f) Sale of Shares acquired under the $0.70 Option.  Following the exercise of all or a portion of the $0.70 Option, the Company will use commercially reasonable efforts to file and cause to become effective a Form S-8 or Form S-3 registration statement, if available to the Company, to register the sale of the Common Stock that may be acquired by the Manager under the $0.70 Option and shall use commercially reasonable efforts to cause such registration statement not to misrepresent or omit a material fact until (i) such shares of Common Stock have become eligible for sale under Rule 144 or (ii) all of the shares of Common Stock held by the Manager and other persons whose sales of shares of Common Stock may be aggregated with sales of the shares Manager own is less than 1% of the Company’s outstanding Common Stock.  Sales of Common Stock acquired pursuant to the $0.70 Option shall be subject to compliance with applicable law and the Company’s insider trading policy.

(g) Dividends.  During the Term, the Company will provide the Manager with notice of its intent to declare a dividend or distribution to its stockholders at least 30 days prior to the date it sets the record date for any such dividend or distribution.  If the Company declares any dividend or distribution to its stockholders (other than stock splits in the form of a dividend and similar capital adjustments) at any time while the $0.70 Option is unvested, the Manager will be entitled to receive an amount equal to the dividend or distribution that would be paid on the shares underlying the $0.70 Option, payable in the same form as such dividend or distribution, on the same vesting schedule as the $0.70 Option.

(h) Authorized Shares.  To the extent the Company does not have a sufficient number of authorized and unissued or treasury shares of Company common stock to issue to the Manager upon a valid exercise of the $0.70 Option, the Company shall deliver to the Manager upon any such exercise an amount in cash equal to the then current fair market value of the shares of Company common stock that would have otherwise been issued to the Manager in connection with such exercise, net of applicable withholdings.

6. Right to Participate in the Going Private Transaction.  The Manager shall have the right to participate in the Going Private Transaction for up to 20% of the equity on terms and conditions which are as favorable to the Manager as terms and conditions available to any other person who invests in the going private vehicle.

7. Capital Raise.  Simultaneously with the execution of this Agreement, the Company shall receive the proceeds of the sale of shares of Common Stock at a price per share not less than $0.35, so that the net proceeds of the sale are at least $1,000,000.

8. Expenses.  The Manager will be solely responsible for all travel, entertainment, office and marketing expenses and all other ordinary and necessary business expenses incurred by the Manager and the Management Personnel in connection with the performance of the Services.

9. Termination.

a.
Termination For Cause; Resignation without Good Reason; Non-Renewal by the Manager or Termination due to Zeitoun’s Disability or death.  The Company may terminate the Term for Cause immediately upon written notice or the Manager may terminate the Term without Good Reason upon 30 days’ written notice.  The Company may terminate the Term upon 30 days’ written notice upon Zeitoun becoming Disabled and the Term shall automatically terminate upon Zeitoun’s death.  Upon any such termination of the Term or if the Manager provides a notice of non-renewal of the Term pursuant to Section 2 above, then the Manager will be entitled to receive any Management Fee earned through the date of termination.

b.
Termination Without Cause or Resignation for Good Reason or Non-Renewal by the Company.  The Company may terminate the Term upon 30 days’ written notice without Cause (other than due to Zeitoun becoming Disabled) and the Manager may terminate the Term upon 30 days’ written notice for Good Reason. Upon any such termination or if the Company provides a notice of non-renewal pursuant to Section 2 above, then, in addition to the vesting of the Options set forth above, the Manager will be entitled to receive any Management Fee earned through the date of termination and a lump sum payment within 10 days following the date of termination equal to the Management Fee that the Manager would have otherwise received through the end of the then existing Term.

c.
Resignation.  Upon termination of the Term for any reason (including by virtue of a non-renewal of the Term by either party) or the termination of Zeitoun’s service relationship with the Manager, Zeitoun shall resign from any and all officer, director and other positions he then holds with the Company and its affiliates effective as of the termination date.

10. Confidentiality.  The Manager will not, and the Manager will (i) cause Zeitoun not to and (ii) use commercially reasonable efforts as to Carney and Basroon and other persons who are employed by the Manager and provide senior executive services to the Company to cause them to not, in each case, other than (a) in the good faith performance of the Services, or (b) to the extent required by legal process, disclose or use for its or their own benefit, confidential information regarding the Company, unless such information has been previously disclosed to the public or is generally known in the industry (other than by reason of the Manager’s breach of this provision) or that is obtained by the Manager prior to the execution of the Agreement or not in connection with the performance of the Services.

11. Non-Compete/Non-Solicitation.  During the Term and for a period of one year thereafter, the Manager will not, and will cause Zeitoun and will use commercially reasonable efforts as to other persons who are employed by the Manager and provide senior executive services to the Company to cause them to not, (i) directly or indirectly compete with the Company or its affiliates, (ii) employ or solicit for employment (other than in any general solicitation) any person who is a non-clerical employee of the Company, unless such person ceased to be so employed for a period of at least 6 months, or (iii) solicit any customers of the Company or its affiliates with respect to the services the Company provides to such customers.

12. Injunctive Relief.  It is impossible to measure in money the damages that will accrue to the Company in the event that the Manager breaches any of its obligations under Section 10 or 11 (the “Restrictive Covenants”).  In the event that the Manager breaches any of the Restrictive Covenants, in addition to any other remedy which the Company may have, the Company shall be entitled to seek an injunction restraining the Manager from violating such Restrictive Covenant (without posting any bond).

13. Indemnification/Directors and Officers Liability Insurance.  The Company shall indemnify the Manager and the Management Personnel to the fullest extent permitted by law or its bylaws (including advancement of legal fees).  The Company shall cover the Management Personnel under its directors and officers liability insurance both during the Term and thereafter while potential liability exists.  The Manager shall indemnify and hold harmless the Company and its affiliates for any and all liabilities arising with respect to the Management Personnel (i) under the Company’s employee benefit plans and programs in effect from time to time or any workers compensation or other employment-based laws with respect to the Management Personnel, and (ii) in respect of any income and employment tax withholding or reporting obligations on the amounts paid hereunder by the Company to Manager and/or the amounts and benefits provided by Manager to the Management Personnel.

14. Legal Fees.  The Company will reimburse the Manager for the attorneys’ fees and expenses, not in excess of $75,000, incurred by the Manager in connection with the negotiation, preparation and review of this Agreement and any related documents, including the term sheet and the option agreements.

15. Independent Contractor.  The Manager and the Company agree that the Manager shall perform services hereunder as an independent contractor, retaining control and direction over and responsibility for its own operations and personnel. Neither the Manager nor their directors, officers or employees shall be considered employees or agents of the Company or its subsidiaries as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company, including as provided in this Agreement.

16. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to the Manager:

If to the Company:

17. Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of the Manager and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of the Manager in connection with the subject matter hereof. This Agreement may not be amended or modified except by written instrument executed by both the Manager and the Company.

18. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

19. Assignment. The Manager may assign its rights or obligations under this Agreement only with the express written consent of the Company, such consent not to be unreasonably withheld. The Company may assign its rights or obligations under this Agreement only with the express written consent of the Manager, such consent not to be unreasonably withheld.

20. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

21.  Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

22. Choice of Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

23. Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any law or regulation of any jurisdiction, it shall, as to such jurisdiction, be deemed modified to the least degree necessary to conform to the requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be illegal, invalid or unenforceable only to the extent set forth in the law or regulation without affecting the legality, validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement.

24. Code Section 409A.

(a) The Company and the Manager agree that this Agreement is intended to either comply with, or be exempt from, the requirements of Code Section 409A.  To the extent that this Agreement is not exempt from the requirements of Code Section 409A, this Agreement is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.  If any provision of this Agreement would cause the Manager to incur any additional tax or interest under Code Section 409A and modifying it would avoid such additional tax or interest, the parties agree that upon the Manager’s request, they shall use reasonable business efforts to in good faith reform such provision; provided, that any such modification shall not increase the economic burden to the Company and will, to the maximum extent practicable, maintain the original intent and economic benefit to the Manager of the applicable provision without violating the provisions of Code Section 409A.

(b) A termination shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts to the Manager upon or following a termination unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service.  With regard to any payment to the Manager upon a Separation from Service that constitutes “non-qualified deferred compensation” pursuant to Code Section 409A, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided to the Manager prior to the expiration of the six-month period measured from the date of the Separation from Service.  On the first day of the seventh month following the date of the Separation from Service all payments delayed pursuant to this Section 24(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid the Manager in a lump sum, and any remaining payments due to the Manager under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c) If under this Agreement, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

ATLAS MINING COMPANY
By:
Name
Title

MATERIAL ADVISOR, LLC
By:
Name
Title

Appendix A

DEFINITIONS

“Cause” will mean (a) Zeitoun’s conviction of, or plea of guilty or nolo contendere to, any felony or crime involving moral turpitude (other than traffic-related offenses or as a result of vicarious liability); (b) fraud, conversion or misappropriation by the Manager or Zeitoun involving the Company or its employees or assets resulting in material injury to the Company; or (c) any act or omission involving malfeasance, willful misconduct or gross negligence by the Manager in the performance of the Services or by Zeitoun in connection with his duties and responsibilities as Chief Executive Officer and a member of the Board, as applicable, in either case, that relates to the Company and, if capable of being cured, is not so cured within 15 days after receipt by the Manager of written notice thereof, (d) a Change in Control of the Manager, or (e) the termination of Zeitoun’s service relationship with the Manager for any reason other than as a result of his death or becoming Disabled, which in the case of (d) or (e), the Manager shall provide immediate written notice thereof to the Company.

A “Change in Control of the Company” will occur upon the first to occur of following events:  (a) a sale (or other disposition, including by lease) of all or substantially all of the assets of the Dragon Mine, (b) a merger or consolidation of the Company or a subsidiary with any other corporation or entity, other than a merger or consolidation that would result in the majority of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation, (c) a change in the majority of the members of the Board to persons who were neither (x) nominated or appointed by the current Board nor (y) nominated or appointed by directors so nominated or appointed, (d) an acquisition by any individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust association or any other entity (each, a “Person”) or group of Persons (other than David A. Taft, IBS Capital LLC, The IBS Turnaround Fund, L.P., The IBS Turnaround Fund (QP), The IBS Opportunity Fund (BVI), Ltd., the Company, any Company subsidiary or any of their affiliates or related entities or any employee benefit plan of the Company) of the outstanding securities of the Company in a transaction or series of transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership (as defined under either Rule 16a-1(a)(1) or Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than fifty percent (50%) of the combined equity interests or voting power of the Company, or (e) the consummation of a Rule 13e-3 transaction with respect to the Company.  A reorganization of the Company into a master limited partnership may constitute a Change in Control of the Company if the above definition is met.

A “Change in Control of the Manager” will occur upon the effective date of the first to occur of the following events:  (a) a sale of more than 50% percent of the assets of the Manager, (b) a merger or consolidation of the Manager with any other corporation or entity, other than a merger or consolidation that would result in the majority of the voting securities of the Manager outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Manager or such surviving entity or such surviving entity’s parent outstanding immediately after such merger or consolidation, or (c) an acquisition by any Person or group of Persons (other than Zeitoun or a “group” (as defined in Section 13(d)(3) of the Exchange Act) which includes Zeitoun) of the outstanding securities of the Manager in a transaction or series of transactions, if immediately thereafter such acquiring Person or group has, or would have, beneficial ownership (as defined under either Rule 16a-1(a)(1) or Rule 16a-1(a)(2) of the Exchange Act) of more than fifty percent (50%) of the combined equity interests or voting power of the Manager.

Zeitoun shall be considered “Disabled” if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Good Reason” will mean (a) the failure by the Company to perform any of its material obligations under this Agreement, or (c) the requirement that the Manager’s  place of service be located outside a 10 mile radius of New York City (excluding business travel) which, in either instance, is not cured within 15 days after receipt by the Company of written notice thereof and provided further that such notice is delivered to the Company no more than 60 days after the occurrence of such purported Good Reason event.